UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT  PURSUANT TO  SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934 (Amendment No.  )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a‑12

O’REILLY AUTOMOTIVE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously.   Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

O’REILLY AUTOMOTIVE, INC.

233 South Patterson Avenue

Springfield, Missouri 65802

IMPORTANT NOTICE REGARDING 2020 ANNUAL MEETING OF SHAREHOLDERS

The following Notice of Change of Location relates to the proxy statement of O’Reilly Automotive, Inc. (the “Company”), dated March 27, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 14, 2020.  This supplement to the proxy statement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 20, 2020.  The Notice should be read in conjunction with the proxy statement.

NOTICE OF CHANGE OF LOCATION OF 2020 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

In light of the public health concerns regarding the COVID-19 pandemic, including federal, state, and local restrictions on in-person gatherings, NOTICE IS HEREBY GIVEN that the Board has determined to change the location of the Annual Meeting from an in-person meeting to a virtual-only meeting.  As previously announced, the Annual Meeting will be held on Thursday, May 14, 2020, at 10:00 a.m. Central Time.  However, the Annual Meeting will no longer be held at the DoubleTree Hotel Springfield, 2431 North Glenstone Avenue, Springfield, Missouri, 65803, but rather will be held virtually, with attendance via the Internet.  You will not be able to attend the Annual Meeting in person.

We have designed the format of the Annual Meeting to ensure that shareholders are afforded the same rights and opportunities to participate as they would at an in-person meeting.  As described in the proxy statement made available in connection with the Annual Meeting, you are entitled to attend and vote at the Annual Meeting if you held shares as of the close of business on March 16, 2020, the record date designated by the Board for the Annual Meeting, or if you hold a legal proxy for the meeting provided by your bank, broker, or nominee.

To attend the virtual Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/ORLY2020 using the 16-digit control number on your proxy card, voting instruction form, or Important Notice Regarding the Availability of Proxy Materials.  The Annual Meeting will begin promptly at 10:00 a.m. Central Time.  Online check-in will begin at 9:30 a.m. Central Time.

We urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.  You may also vote during the Annual Meeting by following the instructions on the meeting website.  The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.  A list of shareholders entitled to vote at the Annual Meeting will be accessible during the Annual Meeting by visiting the meeting website and entering the control number referenced above.  If you have already voted, no additional action is required.

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted during the meeting that are pertinent to the Company and meeting matters, as time permits.  You may submit your questions during the Annual Meeting by following the instructions available on the meeting website.

On behalf of the Board, management and employees, thank you for your continued support.

By Order of the Board of Directors,

Tricia Headley

Secretary

Springfield, Missouri

April 20, 2020